Exhibit 10.1

AMENDMENT NO. 3 TO THE
INDEPENDENT CONTRACTOR AGREEMENT

This amendment (“Amendment”) is effective as of the date signed by Steel Excel Inc. (formerly ADPT Corporation) and amends that certain Independent Contractor Agreement, dated February 2, 2010, as amended (the “Agreement”), between Steel Excel Inc. and John J. Quicke (“Contractor”).  Unless expressly stated to the contrary herein, all capitalized terms in this Amendment shall have the meaning ascribed to them in the Agreement.

I.	The name of the contracting party ADPT Corporation is changed to Steel Excel Inc.

II.	The term of the Agreement is hereby extended for another one (1) year term covering the period of January 3, 2012 to January 3, 2013.

III.	Exhibit A is amended by removing the Anticipated Ending Date of December 31, 2011 in line (b), and replacing it with December 31, 2012.

Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS THEREOF, the parties have caused this Amendment to be executed by their duly authorized representative as of the date set forth below.

STEEL EXCEL INC.	JOHN J. QUICKE

/s/ Mark Zorko	/s/ John J. Quicke
Authorized Signature	Authorized Signature

Mark Zorko	John J. Quicke
Printed Name	Printed Name

Chief Financial Officer
Title	Title

April 3, 2012	April 1, 2012
Date	Date